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                                                                 Exhibit 21.1

                        COGENT COMMUNICATIONS GROUP, INC.
                              LIST OF SUBSIDIARIES

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
Cogent Communications, Inc.                                                     DE
Cogent Internet, Inc.                                                           DE
Allied Riser Communications Corporation                                         DE
Allied Riser Operations Corporation                                             DE
ARC Construction, Inc.                                                          DE
ARC Long Distance, Inc.                                                         DE
ARC Worldwide, Inc.                                                             DE
Allied Riser Communications (NL) B.V.                                           The Netherlands
Allied Riser Communications (U.K.) Limited                                      England
ARC France, SARL                                                                France
ARC South America (CI), Ltd.                                                    Cayman Islands
Allied Riser Communications Corporation of Canada Inc.                          Nova Scotia
Shared Technologies of Canada Inc.  (68% owned)                                 Canadian Federal
Allied Riser of Alabama, Inc.                                                   DE
Allied Riser of Arizona, Inc.                                                   DE
Allied Riser of California, Inc.                                                DE
Allied Riser of Colorado, Inc.                                                  DE
Allied Riser of Connecticut, Inc.                                               DE
Allied Riser of D.C., Inc.                                                      DE
Allied Riser of Florida, Inc.                                                   DE
Allied Riser of Georgia, Inc.                                                   DE
Allied Riser of Illinois, Inc.                                                  DE
Allied Riser of Indiana, Inc.                                                   DE
Allied Riser of Kentucky, Inc.                                                  DE
Allied Riser of Louisiana, Inc.                                                 DE
Allied Riser of Maryland, Inc.                                                  DE
Allied Riser of Massachusetts, Inc.                                             DE
Allied Riser of Michigan, Inc.                                                  DE
Allied Riser of Minnesota, Inc.                                                 DE
Allied Riser of Missouri, Inc.                                                  DE
Allied Riser of Nevada, Inc.                                                    DE
Allied Riser of New Jersey, Inc.                                                DE
Allied Riser of New Mexico, Inc.                                                DE
Allied Riser of New York, Inc.                                                  DE
Allied Riser of North Carolina, Inc.                                            DE
Allied Riser of Ohio, Inc.                                                      DE
Allied Riser of Oklahoma, Inc.                                                  DE
Allied Riser of Pennsylvania, Inc.                                              DE
Allied Riser of Rhode Island, Inc.                                              DE
Allied Riser of South Carolina, Inc.                                            DE

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Allied Riser of Tennessee, Inc.                                                 DE
Allied Riser of Texas, Inc.                                                     DE
Allied Riser of Utah, Inc.                                                      DE
Allied Riser of Virginia, Inc.                                                  VA
Allied Riser of Washington, Inc.                                                DE
Allied Riser of Wisconsin, Inc.                                                 DE
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